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                                                                     EXHIBIT 4.1


                               LIONHEART.WS, INC.
           (INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA)

This certifies that ----------

is the registered owner of ----------------

fully paid and non-assessable shares of common stock, no par value each of

                               LIONHEART.WS, INC.

    Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of California, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This Certificate is not valid unless countersigned by the Transfer Agent

     WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated: ----------------
                               LIONHEART.WS, INC.
                                 CORPORATE SEAL

/s/Sheldon Silverman              CORPORATE SEAL           /s/Sheldon Silverman
------------------                                         --------------------
  Secretary                                                President

Countersigned: Corporate Stock Transfer., Inc., Transfer Agent
 AUTHORIZED SIGNATURE